Exhibit 4.1

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of April 23, 2014 by and among OTONOMY, INC., a Delaware corporation (the “Company”), and the investors set forth on the Schedule of Investors attached hereto as Exhibit A (each, an “Investor” and collectively, the “Investors”).

RECITALS

WHEREAS, the Company and certain of the Investors (the “Existing Investors”) previously entered into that certain Second Amended and Restated Investors’ Rights Agreement, dated as of August 26, 2013 (the “Original Agreement”);

WHEREAS, the Company and certain additional Investors (the “Additional Investors”) are parties to that certain Series D Preferred Stock Purchase Agreement, dated as of even date herewith (the “Purchase Agreement”); and

WHEREAS, as a condition of entering into the Purchase Agreement, the Additional Investors have requested that the Company extend to them registration rights, information rights and other rights as set forth below, and in order to induce the Additional Investors to purchase shares of Series D Preferred Stock (as defined below) pursuant to the Purchase Agreement, the Company and the Existing Investors desire to amend and restate the Original Agreement to include the Additional Investors as parties and to make other modifications to the terms of such Original Agreement, all as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. REGISTRATION RIGHTS.

1.1 Definitions. For purposes of this Agreement:

(a) The term “Avalon Major Investor” has the meaning given to it in the Stockholders’ Agreement.

(b) The term “Board of Directors” means the Board of Directors of the Company.

(c) The term “Common Stock” means the Common Stock, $0.001 par value per share, of the Company.

(d) The term “Domain Major Investor” has the meaning given to it in the Stockholders’ Agreement.

(e) The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f) The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(g) The term “Holder” shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 1.11 hereof.

(h) The term “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

(i) The term “OrbiMed Director” has the meaning given to it in the Stockholders’ Agreement.

(j) The term “OrbiMed Major Investor” has the meaning given to it in the Stockholders’ Agreement.

(k) The term “Novo Major Investor” has the meaning given to it in the Stockholders’ Agreement.

(l) The term “Preferred Director Majority” means (i) four (4) Preferred Directors so long as there are six (6) Preferred Directors then in office, (ii) three (3) Preferred Directors so long as there are five (5) Preferred Directors then in office, (iii) two (2) Preferred Directors so long as there are three (3) or four (4) Preferred Directors then in office, or (iv) one (1) Preferred Director so long as there are between one (1) and two (2) Preferred Directors then in office.

(m) The term “Preferred Directors” has the meaning given to it in the Stockholders’ Agreement.

(n) The term “Preferred Stock” means the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

(o) The term “Qualifying IPO” means the firm commitment underwritten initial public offering of shares of Common Stock at a per share price not less than three (3) times the Series D Original Purchase Price (as defined in the Restated Certificate and as adjusted for stock splits, stock dividends, combinations and other recapitalizations) resulting in proceeds to the Company of at least $70,000,000 (after deducting any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such offering and any expenses payable by the Company in connection with such offering).

(p) The terms “register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document by the SEC.

(q) The term “Registrable Securities” means all shares of Common Stock held by any Holder, including but not limited to (i) the Common Stock issued or issuable upon conversion of the Preferred Stock, (ii) the Common Stock issued or issuable upon conversion of securities that have been acquired after the date hereof pursuant to the exercise by an Investor of a right of first refusal described in Section 3.2 of the Stockholders’ Agreement, (iii) the Common Stock issued or issuable upon the conversion of any shares of preferred stock that are issued or issuable upon exercise of that certain Warrant to Purchase Stock, dated July 31, 2013, by and between the Company and Square 1 Bank (“Lender”), as such warrant may hereafter be amended from time to time (the “Lender Warrant “ and the shares of Common Stock of the Company issued or issuable upon exercise thereof, the “Warrant Shares”); provided, however, that for the purposes of Section 1.2 and Section 2, the Warrant Shares shall not be deemed “Registrable Securities” and Lender shall not be deemed an “Investor” hereunder, and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) and, other than for purposes of Section 1.2 and Section 2, clause (ii) above, excluding in all cases, however, any Registrable Securities sold by a Holder in a transaction in which such Holder’s rights under this Section 1 are not assigned and excluding Registrable Securities that have been sold in an offering registered under the Securities Act or in an open-market transaction under Rule 144 of the Securities Act.

(r) The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then-exercisable or then-convertible securities which are, Registrable Securities.

(s) The term “Registration Expenses” means all expenses incurred by the Company in complying with Sections 1.2, 1.3 and 1.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(t) The term “Requisite Holders” has the meaning given to it in the Stockholders’ Agreement.

(u) The term “Restated Certificate” has the meaning given to it in the Purchase Agreement.

(v) The term “RiverVest Major Investor” has the meaning given to it in the Stockholders’ Agreement.

(w) The term “SEC” means the Securities and Exchange Commission.

(x) The term “Securities Act” means the Securities Act of 1933, as amended.

(y) The term “Selling Expenses” means all stock transfer taxes, underwriting discounts and selling commissions applicable to a sale of Registrable Securities.

(z) The term “Series A Preferred Stock” means the Series A Preferred Stock, par value $0.001 per share, of the Company.

(aa) The term “Series B Directors” has the meaning given to it in the Stockholders’ Agreement.

(bb) The term “Series B Preferred Stock” means the Series B Convertible Preferred Stock, par value $0.001 per share, of the Company.

(cc) The term “Series C Preferred Stock” means the Series C Convertible Preferred Stock, par value $0.001 per share, of the Company.

(dd) The term “Series D Preferred Stock” means the Series D Convertible Preferred Stock, par value $0.001 per share, of the Company.

(ee) The term “Stockholders’ Agreement” means that certain Third Amended and Restated Stockholders’ Agreement, dated as of even date herewith, by and among the Company, the Investors and the other stockholders of the Company listed therein, as amended from time to time.

(ff) The term “TPG Major Investor” has the meaning given to it in the Stockholders’ Agreement.

1.2 Demand Registration.

(a) After the earlier of (i) three (3) years after the date of this Agreement or (ii) six (6) months after the effective date of an IPO, if the Company receives a written request from (A) the Requisite Holders prior to the effective date of an IPO and (B) the Holders of a majority of the Registrable Securities then outstanding after the effective date of an IPO that the Company file a registration statement under the Securities Act (provided that the anticipated aggregate offering price would exceed $5,000,000), then the Company shall:

(i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

(ii) use its reasonable best efforts to effect, as soon as practicable after receipt of such request, the registration under the Securities Act of that number of Registrable Securities which the Holders (including the Initiating Holders) requested to be registered, subject to the limitations of Section 1.2(b), within twenty (20) days of the mailing of such notice by the Company.

(b) If the Holders initiating the registration request hereunder (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 1.2(a) and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.5(f)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting; provided, however, that no Holder (or any of their assignees) shall be required to make any representations, warranties or indemnities except as they relate to such Holder’s ownership of shares and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution, and the liability of such Holder shall be limited to an amount equal to the net proceeds from the offering received by such Holder. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i) After the Company has effected two (2) registrations pursuant to this Section 1.2 in which all securities to be included were in fact included and such registrations have been declared or ordered effective with respect to all Registrable Securities requested to be registered; provided, however, that any registration that is withdrawn or closed at the request of the Initiating Holders (other than as a result of a material adverse change affecting the Company) shall count as one (1) of the two (2) required registrations pursuant to this Section 1.2(c)(i); or

(ii) If the Company delivers notice to the Initiating Holders within thirty (30) days of such Initiating Holders’ registration request that the Company intends to file the first registration statement for a public offering of securities of the Company on its behalf (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a transaction pursuant to Rule 145 of the Securities Act (“SEC Rule 145”)) within sixty (60) days from the date of such notice; provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to be filed and declared effective.

1.3 Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

(b) If the registration statement under which the Company gives notice under this Section 1.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 1.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company; provided, however, that no Holder (or any of their assignees) shall be required to make any representations, warranties or indemnities except as they relate to such Holder’s ownership of shares and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution, and the liability of such Holder shall be limited to an amount equal to the net proceeds from the offering received by such Holder. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated: (i) first, to the Company; (ii) second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and (iii) third, to any stockholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall reduce the amount of securities of the selling Holders included in the registration below thirty percent (30%) of the total amount of securities included in such registration, unless such offering is the Company’s initial public offering of shares of Common Stock registered under the Securities Act and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the

Holders may be excluded in accordance with the immediately preceding sentence at the underwriter’s discretion. In no event will shares of any other selling stockholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership, limited liability company or corporation, the partners, retired partners, managers, members and stockholders of such Holder, or the estates and family members of any such partners, members and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder”, and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder”, as defined in this sentence.

1.4 Form S-3 Registration. In the event that the Company receives a written request from the Holders of at least ten percent (10%) of the Registrable Securities that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holders, the Company will:

(a) give written notice of the proposed registration, and any related qualification or compliance, to all other Holders within ten (10) days after the date such request is given; and

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000; (iii) if the Company has, within the 12-month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 1.4; or (iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities, use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one (1) year or until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one (1) year period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the Company or any underwriter for the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one (1) year period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any order suspending the effectiveness of a registration statement, use its reasonable best efforts to obtain the withdrawal of such order at the earliest possible time;

(f) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(g) notify each Holder of Registrable Securities covered by a registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(h) notify each Holder of Registrable Securities covered by a registration statement of: (i) the effectiveness of such registration statement; (ii) the filing of any post-effective amendments to such registration statement; or (iii) the filing of a supplement to such registration statement;

(i) make available for inspection, upon reasonable notice during the Company’s regular business hours, by each Holder of Registrable Securities covered by a registration statement, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such Holder or underwriter, all material financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement;

(j) upon the transfer of shares by a Holder in connection with a registration hereunder, furnish unlegended certificates representing ownership of the Registrable Securities being sought in such denominations as shall be requested by the Holders or the underwriters;

(k) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(l) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(m) furnish, at the request of any Holder, on the date that such Holder’s Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective: (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters and to the Holders requesting registration of Registrable Securities; and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters and to the Holders requesting registration of Registrable Securities.

1.6 Furnish Information.

(a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

(b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 if, due to the operation of Section 1.6(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 1.2(a).

1.7 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 1.2, Section 1.3 or Section 1.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.

1.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel, investment advisors and accountants for each such Holder; and any underwriter for each such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter, controlling person or other aforementioned person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs solely in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person.

(b) To the extent permitted by law, each selling Holder will, severally but not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon and in conformity with written information furnished by such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that, in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under this Section 1.8 exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a notice of the commencement thereof. The indemnifying party shall have the right to participate in such action, and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party similarly noticed, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the failure to deliver notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

(d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions relating to indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that the failure of the underwriting agreement to provide for or address a matter that is specifically provided for or addressed by the foregoing provisions of this Section 1.8 shall not be a conflict between the underwriting agreement and the foregoing provisions and, in such event, the foregoing provisions shall control.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the firm commitment underwritten public offering, the obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise shall survive the termination of this Agreement.

1.9 Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act (“SEC Rule 144”) and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction);

(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction) is declared effective;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request: (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Farm S-3 (at any time after it so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.10 Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of the Requisite Holders, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights pari passu with or senior to those granted to the Holders hereunder.

1.11 Assignment of Registration Rights. The rights of a Holder pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to one or more transferees or assignees of such securities (an “Assignee”): (i) to whom such Holder transfers such securities pursuant to Section 3.2 hereof; (ii) who is an employee, affiliate or affiliated partnership managed by such Holder; or (iii) who, after such assignment or transfer, acquires at least ten percent (10%) (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) of the Registrable Securities held by the Holder as of the date of this Agreement, provided that: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such Assignee and the securities with respect to which such registration rights are being assigned; and (b) such Assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement.

1.12 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after five (5) years following the consummation of the sale of securities pursuant to a Qualifying IPO or, as to any Holder, such earlier time at which all Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under SEC Rule 144) can be sold without restriction in any three (3) month period without registration in compliance with SEC Rule 144.

2. ADDITIONAL COVENANTS.

2.1 Delivery of Financial Statements. The Company shall deliver to each Investor (who is not a competitor of the Company):

(i) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, an income statement and statement of cash flows for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and audited and certified by nationally recognized independent public accountants selected by the Company and approved by the Board of Directors;

(ii) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement and statement of cash flows for the relevant fiscal quarter, schedule as to the sources and application of funds for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with generally accepted accounting principles, except for any otherwise applicable footnote disclosures;

(iii) as soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement, statement of cash flows, schedule as to the sources and application of funds and balance sheet for and as of the end of such month, in reasonable detail, prepared in accordance with generally accepted accounting principles, except for any otherwise applicable footnote disclosures;

(iv) as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a comprehensive operating budget for the upcoming fiscal year forecasting the Company’s revenues, expenses and cash position on a month-to-month basis for the upcoming fiscal year; and

(v) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as such Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 2.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company); or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

2.2 Right of First Refusal. Subject to the terms and conditions specified in this Section 2.2, the Company hereby grants to each Investor a right of first refusal with respect to future sales by the Company of Additional Shares of Common Stock (as defined in the Restated Certificate). For purposes of this Section 2.2, the term “Investor” shall include any general partners and affiliates of a Investor, and each Investor shall be entitled to apportion the right of first refusal hereby granted to it among itself and its partners and affiliates in such proportions as it deems appropriate.

(a) Subject to Section 2.2(e), each time the Company proposes to offer any Additional Shares of Common Stock, the Company shall first make an offering of such Additional Shares of Common Stock to each Investor in accordance with the following provisions:

(b) The Company shall deliver a notice by certified mail (the “Notice”) to each Investor stating: (i) its bona fide intention to offer such Additional Shares of Common Stock; (ii) the number of such Additional Shares of Common Stock to be offered; and (iii) the price and terms, if any, upon which it proposes to offer such Additional Shares of Common Stock.

(c) Within thirty (30) calendar days after receipt of the Notice, each Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Additional Shares of Common Stock which equals the proportion that the number of shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then held by such Investor (calculated on an as-converted basis) bears to the total number of shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then outstanding (calculated on an as-converted basis). The Company shall promptly, in writing, inform each Investor that elects to purchase all of the Additional Shares of Common Stock available to it (each, a “Participating Investor”) of any other Investor’s failure to do likewise. During the ten (10) day period commencing after receipt of such notice, each Participating Investor shall be entitled to obtain that portion of the Additional Shares of Common Stock for which Investors were entitled to, but did not, subscribe equal to the proportion that the number of shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then held by such Participating Investor (calculated on an as-converted basis) bears to the total number of shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then held by all Participating Investors (calculated on an as-converted basis) who wish to purchase some of the unsubscribed Additional Shares of Common Stock.

(d) If all Additional Shares of Common Stock that Investors are entitled to obtain pursuant to Section 2.2(b) are not subscribed for as provided in Section 2.2(c), the Company may, during the sixty (60) day period following the expiration of the period provided in Section 2.2(c), offer the remaining unsubscribed portion of such Additional Shares of Common Stock to any person or persons at a price not less than that, and upon terms no more favorable to such person or persons than those, specified in the Notice. If the Company does not enter into an agreement for the sale of the Additional Shares of Common Stock within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Additional Shares of Common Stock shall not be offered unless first reoffered to the Investors in accordance herewith.

(e) The rights of first refusal of each Investor under this Section 2.2 may be transferred to the same parties, subject to the same restrictions, as any transfer of registration rights pursuant to Section 1.11.

2.3 Inspection Rights. Subject to the execution of reasonable nondisclosure agreements (if appropriate), each Investor shall have the right to visit and inspect any of the properties of the Company, to discuss the affairs, finances and accounts of the Company with its officers, and to review such information as is reasonably requested all at such reasonable times (during normal business hours) and as often as may be reasonably requested for any purpose reasonably related to such Investor’s interest as a stockholder of the Company; provided, however, that the Company shall not be obligated under this Section 2.3 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential or attorney-client privileged and should not, therefore, be disclosed.

2.4 D&O Insurance Coverage. The Company agrees to: (i) maintain a D&O insurance policy covering members of the Board of Directors (and their affiliated funds) and officers of the Company in an amount reasonably satisfactory to the Board of Directors; (ii) provide all members of the Board of Directors with indemnification to the fullest extent possible under Delaware law; (iii) enter into the Company’s standard form of indemnity agreement with each member of the Board of Directors; and (iv) ensure that any successor of the Company assumes the Company’s obligations with respect to indemnification of the members of the Board of Directors.

2.5 Observation Rights. Subject to the approval of the Board of Directors, each of the Novo Major Investor, RiverVest Major Investor, TPG Major Investor, Domain Major Investor, Avalon Major Investor, OrbiMed Major Investor and Aperture Venture Partners shall have the right to designate one (1) individual (collectively, the “Board Observers”) who shall be entitled to notice of, to attend, and participate in, as a nonvoting observer, and to any documentation distributed to members before, during and after, all meetings of the Board of Directors, including executive sessions of the Board of Directors. The Company reserves the right to exclude such observer from any meeting or portion thereof of the Board of Directors, and to withhold access to any material or portion thereof provided to the directors, if the Board of Directors believes, in good faith, in reliance upon the advice of counsel, and after discussing with such observer, that: (i) access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel; or (ii) access to such information or attendance at such meeting could result in a conflict of interest between the Novo Major Investor, RiverVest Major Investor,

TPG Major Investor, Domain Major Investor, Avalon Major Investor, OrbiMed Major Investor or Aperture Venture Partners, as applicable, and the Company. Each of the Novo Major Investor, RiverVest Major Investor, TPG Major Investor, Domain Major Investor, Avalon Major Investor, OrbiMed Major Investor and Aperture Venture Partners agrees, and any representative of the Novo Major Investor, RiverVest Major Investor, TPG Major Investor, Domain Major Investor, Avalon Major Investor, OrbiMed Major Investor and Aperture Venture Partners agrees, to not disclose any confidential information provided to or learned by it in connection with its rights under this Section 2.5. In the event that Aperture Venture Partners ceases to hold shares of Series C Preferred Stock, it shall not be entitled to the rights under this Section 2.5.

2.6 Board of Directors Matters.

(a) Unless otherwise agreed by a majority of the members of the Board of Directors, meetings of the Board of Directors shall be held at least quarterly. The Company shall reimburse all members of the Board of Directors (but not the Board Observers) for all reasonable expenses incurred by them in connection with the attendance of meetings of the Board of Directors.

(b) Each committee of the Board of Directors shall include at least two Series B Directors and the OrbiMed Director.

(c) The Company agrees that it shall not, without approval of the Board of Directors, which approval must include the affirmative vote of the Preferred Director Majority: (i) make any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership or other entity unless it is wholly owned by the Company; (ii) make any loan or advance to any person, including, any employee or director, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors; (iii) guarantee any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business; (iv) make any investment other than investments in prime commercial paper, money market funds, certificates of deposit in any United States bank having a net worth in excess of $100,000,000 or obligations issued or guaranteed by the United States, in each case having a maturity not in excess of two years; (v) incur any aggregate indebtedness in excess of $100,000 that is not already included in a Board of Directors-approved budget, other than trade credit incurred in the ordinary course of business; (vi) enter into or be a party to any transaction with any director, officer or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such person except transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by a majority of the members of the Board of Directors; (vii) hire, fire or change the compensation of the Chief Executive Officer of the Company or other executive officers, including approving any option plans for the Chief Executive Officer of the Company or other executive officers; (viii) change the principal business of the Company, enter new lines of business or exit the current line of business; (ix) sell, assign, transfer, license, pledge or encumber technology or intellectual property, other than licenses granted in the ordinary course of business; (x) enter into any corporate strategic relationship involving the payment, contribution or assignment by the Company or to the Company of assets greater than $100,000 or (xi) incur indebtedness pursuant to the Loan and Security Agreement with Square 1 Bank, dated July 31, 2013, as may be amended from time to time.

2.7 Proprietary Rights Assignment Agreements. The Company will cause each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) to enter into a nondisclosure and proprietary rights assignment agreement, substantially in the form approved by the Board of Directors.

2.8 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other entity and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Certificate of Incorporation, as amended, or elsewhere, as the case may be.

2.9 Indemnification Matters. The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board of Directors by the Investors (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Company’s Certificate of Incorporation or Bylaws of the Company (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company.

2.10 Employee Stock. Unless otherwise approved by the Board of Directors, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof (other than as a result of such employee’s or consultant’s participation in a bona fide financing transaction conducted by the Company) shall be required to execute restricted stock or option agreements, as applicable, providing for: (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months; and (ii) a market stand-off provision prohibiting such persons from transferring, hedging or otherwise disposing any capital stock following an IPO for a period specified by the Company and the managing underwriting not to exceed 180 days (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto).

2.11 Termination of Certain Covenants. The covenants set forth in this Section 2 shall terminate and be of no further force or effect upon the earlier of: (i) the consummation of the sale of securities pursuant to a Qualifying IPO; or (ii) the first date upon which none of the Registrable Securities are outstanding.

3. RESTRICTIONS ON TRANSFER.

3.1 General Restrictions. Each Holder agrees not to make any disposition of all or any portion of its Registrable Securities unless and until:

(a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

(b) The transfer is completed in compliance with an applicable exemption from registration under the Securities Act or pursuant to a “no action” letter from the SEC that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or

(c) (i) The transferee has agreed in writing to be bound by the terms of this Agreement; (ii) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition; and (iii) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

3.2 Exceptions. Notwithstanding the provisions of Section 3.1, no such restriction shall apply to a transfer that is: (i) in compliance with SEC Rule 144; (ii) by a partnership transferring to its partners or former partners in accordance with partnership interests; (iii) by a corporation transferring to a wholly owned subsidiary or a parent corporation that owns all of the capital stock of the Holder; (iv) by a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company; or (v) by an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder or such Holder’s family member(s); provided, however, that in the case of a transfer pursuant to clauses (ii) through (v) above the transferee agrees in writing to be subject to the terms of this Agreement to the same extent as if he, she or it were an original Holder hereunder. The Company will not require a legal opinion with respect to any transfers contemplated by this Section 3.2.

3.3 Legends. Each certificate representing Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE SECURITIES ACT.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN INVESTORS’ RIGHTS AGREEMENT BY AND BETWEEN THE SHAREHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

3.4 Removal of Legends. The Company shall be obligated to promptly reissue unlegended certificates at the request of any Holder thereof if the Company has completed the initial public offering of shares of Common Stock registered under the Securities Act and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend. In addition, any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

4. MISCELLANEOUS.

4.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.2 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

4.3 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by electronic mail or confirmed facsimile, if sent during normal business hours of the recipient or, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company and to each of the Investors, as applicable, at the respective addresses set forth on the signature page of this document or at such other address(es) as the Company or any such Investor may designate by ten (10) days advance written notice to the other parties hereto.

4.4 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

4.5 Amendments and Waivers. Prior to a Qualifying IPO, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Requisite Holders. Thereafter, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Notwithstanding the foregoing, Section 1.8 shall not be amended or waived without the written consent of each of the Novo Major Investor, RiverVest Major Investor, TPG Major Investor, Domain Major Investor, Avalon Major Investor, OrbiMed Major Investor if the effect of such amendment would be to make any liability of a Holder under Section 1.8 joint with any other Holder or to increase the cap on indemnity under Section 1.8 in excess of the net proceeds from the offering received by a Holder; further this sentence shall not be amended or waived without the written consent of each the Novo Major Investor, RiverVest Major Investor, TPG Major Investor, Domain Major Investor, Avalon Major Investor, OrbiMed Major Investor. Purchasers purchasing shares of Series D Preferred Stock under the Purchase Agreement may become parties to this Agreement by executing a counterpart of this Agreement and Exhibit A hereto may be amended by the Company to add information regarding such purchasers, in each case without any consent or approval of any other Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

4.6 Severability. If one or more provisions of this Agreement are held by a court of competent jurisdiction to be unenforceable under applicable legal requirements, the parties agree to promptly renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement in writing for such provision, then: (i) such provision shall be excluded from this Agreement; (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded; and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

4.7 Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed under the laws of the State of California without reference to its principles of conflict of laws.

4.8 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, constitutes the entire agreement among the parties, and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein. Upon the effectiveness of this Agreement, the Original Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.

4.9 Counterparts; Execution by Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile (or similar electronic means) shall be equally as effective as delivery of an original executed counterpart of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

COMPANY:

OTONOMY, INC.

/s/ David A. Weber
David A. Weber
President and Chief Executive Officer

Address:	6275 Nancy Ridge Drive, Suite 100
San Diego, California 92121

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

ROCK SPRINGS CAPITAL MASTER FUND LP

By: Rock Springs GP LLC
Its: General Partner

By:	/s/ Jeffrey Annecchino
Name: Jeffrey Annecchino
Title: Authorized Signatory

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

JENNISON GLOBAL HEALTHCARE MASTER FUND, LTD. (THE “FUND”)

By: Jennison Associates LLC, as the Investment Manager of the Fund

By:	/s/ David Chan
Name: David Chan
Title: Managing Director of Jennison Associates LLC

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

/s/ Vickie Capps
Vickie Capps

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

THE PERCEPTIVE LIFE SCIENCES MASTER FUND, LTD.

By:	/s/ James H. Mannix
Name: James H. Mannix
Title: Chief Operating Officer

Address: 499 Park Avenue, 25th Floor
New York, NY 10022

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

TITAN PERC, LTD.

By:	/s/ Darren Ross
Name: Darren Ross
Title: Director

Address: 2 International Drive, Suite 200
Rye Brook, NY 10573

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

FEDERATED KAUFMANN FUND a portfolio of Federated Equity Funds

By:	/s/ Lawrence Auriana
Name: Lawrence Auriana
Title: Vice President

Address: 140 East 45th Street
New York, NY 10017

FEDERATED KAUFMANN FUND II a portfolio of Federated Insurance Series

By:	/s/ Lawrence Auriana
Name: Lawrence Auriana
Title: Vice President

Address: 140 East 45th Street
New York, NY 10017

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

CLOUGH INVESTMENT PARTNERS I, L.P.

By: Clough Associates LLC, its general partner

By:	/s/ James E. Canty
Name: James E. Canty
Title: Member

Address: One Post Office Square, 40th Floor
Boston, MA 02109

CLOUGH INVESTMENT PARTNERS II, L.P.

By: Clough Associates LLC, its general partner

By:	/s/ James E. Canty
Name: James E. Canty
Title: Member

Address: One Post Office Square, 40th Floor
Boston, MA 02109

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

CLOUGH OFFSHORE FUND, LTD.

By: Clough Capital Partners, LP, its investment manager

By:	/s/ James E. Canty
Name: James E. Canty
Title: Partner

Address: One Post Office Square, 40th Floor
Boston, MA 02109

CLOUGH OFFSHORE FUND (QP), LTD.

By: Clough Capital Partners, LP, its investment manager

By:	/s/ James E. Canty
Name: James E. Canty
Title: Partner

Address: One Post Office Square, 40th Floor
Boston, MA 02109

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

J2 PVA PARTNERS LLC

By:	/s/ Jonathan E. Gold
Name: Jonathan E. Gold
Title: Managing Member

Address: 380 Lexington Avenue, Suite 2020
New York, NY 10168

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

ABG-SCO LIMITED

By:	/s/ Yu Fan
Name: Yu Fan
Title: Director

Address: Rm 1816, 18th floor, Hutchinson House
10 Harcourt Road, Central, Hong Kong

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

ABG-WW LIMITED

By:	/s/ Angela Chun
Name: Angela Chun
Title: Director

Address: Rm 1816, 18th floor, Hutchinson House
10 Harcourt Road, Central, Hong Kong

IN WITNESS WHEREOF, the parties have executed this THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

AVALON VENTURES VIII, L.P.

By: Avalon Ventures VIII GP, LLC
Its: General Partner

/s/ Douglas Downs
Name: Douglas Downs
Title: Managing Member

Address:	1134 Kline Street
La Jolla, CA 92037

AVALON VENTURES X, L.P.

By: Avalon Ventures X GP, LLC
Its: General Partner

/s/ Douglas Downs
Name: Douglas Downs
Title: Managing Member

Address:	1134 Kline Street La Jolla, CA 92037

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

NOVO A/S

By:	/s/ Kim L. Dugholm
Name: Kim L. Dugholm
Title: Partner

Address: Tuborg Havnejej 19
DK 2900 Hellerup Denmark

NOVO A/S Tuborg Havnevej 19 DK 2900 Hellerup Denmark

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

RIVERVEST VENTURE FUND II, L.P.

By: RiverVest Venture Partners II, L.P., its General Partner
By: RiverVest Venture Partners II LLC, its sole General Partner

By:	/s/ John McKearn
Name: John McKearn
Title: Authorized Person

Address: 7733 Forsyth Boulevard, Suite 1650
St. Louis, MO 63105

RIVERVEST VENTURE FUND II (OHIO), L.P.

By: RiverVest Venture Partners II (Ohio), L.P., its General Partner
By: RiverVest Venture Partners II LLC, its sole member
By: RiverVest Venture Partners II LLC, its general Partner

By:	/s/ John McKearn
Name: John McKearn
Title: Authorized Person

Address: 7733 Forsyth Boulevard, Suite 1650
St. Louis, MO 63105

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

TPG BIOTECHNOLOGY PARTNERS III, L.P.

By: TPG Biotechnology GenPar III, L.P.
By: TPG Biotech Advisors III, LLC

By:	/s/ Ronald Caml
Name: Ronald Caml
Title: Vice President

Address: 301 Commerce Street, Suite 3300
Fort Worth, Texas 76102

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

DOMAIN PARTNERS VIII, L.P.
By:	One Palmer Square Associates VIII, L.L.C., its General Partner

By:	/s/ Kathleen Schoemaker
Name:	Kathleen Schoemakter
Title:	Managing Member

DP VIII ASSOCIATES, L.P.
By:	One Palmer Square Associates VIII, L.L.C., its General Partner

By:	/s/ Kathleen Schoemaker
Name:	Kathleen Schoemakter
Title:	Managing Member

Address:

One Palmer Square, Suite 515 Princeton, NJ 08542

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

OSAGE UNIVERSITY PARTNERS I, L.P.

BY:	OSAGE UNIVERSITY GP, LP ITS GENERAL PARTNER

	BY:	OSAGE PARTNERS, LLC ITS GENERAL PARTNER

	BY:	/s/ William Harrington
NAME: WILLIAM HARRINGTON
ITS: Authorized Signer

Address: c/o Osage Partners 50 Monument Road, Ste 201 Bala Cynwyd, PA 19004

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

APERTURE VENTURE PARTNERS II, L.P.

By: Aperture Ventures II Management, LLC, its General Partner

By:	/s/ Eric Sillman
Name: Eric Sillman
Title: Managing Member

APERTURE VENTURE PARTNERS II-A, L.P.

By: Aperture Ventures II Management, LLC, its General Partner

By:	/s/ Eric Sillman
Name: Eric Sillman
Title: Managing Member

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

APERTURE VENTURE PARTNERS II-B, L.P.

By: Aperture Ventures II Management, LLC, its General Partner

By:	/s/ Eric Sillman
Name: Eric Sillman
Title: Managing Member

APERTURE VENTURE PARTNERS III, L.P.

By: Aperture Ventures III Management, LLC, its General Partner

By:	/s/ Eric Sillman
Name: Eric Sillman
Title: Managing Member

IN WITNESS WHEREOF, the parties have executed this THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

ORBIMED PRIVATE INVESTMENTS IV, LP

By:	OrbiMed Capital GP IV LLC, its General Partner

	By:	OrbiMed Advisors LLC, its Managing Member

		By:	/s/ Jonathan Silverstein
			Name:	Jonathan Silverstein
			Title:	Member

Address: OrbiMed Private Investments IV, LP OrbiMed Advisors, LLC 601 Lexington Avenue, 54th Floor New York, NY 10022

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:
THE WEBER TRUST DATED MARCH 9, 2005

By:	/s/ David Weber
Name: David Weber
Title: Trustee

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:
HARRIS FAMILY TRUST DATED JULY 27, 2007

By:	/s/ Jeffrey Harris
Name: Jeffrey Harris
Title: Trustee

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:
By:	/s/ Allen F. Ryan
Allen F. Ryan

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR: WS INVESTMENT COMPANY, LLC (2008C) WS INVESTMENT COMPANY, LLC (2010A) WS INVESTMENT COMPANY, LLC (2013A) WS INVESTMENT COMPANY, LLC (2014A)

By:	/s/ Kenneth A. Clark
Name: Kenneth A. Clark
Title: Member
Wilson Sonsini Goodrich & Rosati PC

Address: 650 Page Mill Road
Palo Alto, CA 94304

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

SCHEDULE A

SCHEDULE OF INVESTORS

Jennison Global Healthcare Master Fund, Ltd.

Perceptive Life Science Master Fund Ltd.

Titan Perc, Ltd.

Rock Springs Capital Master Fund LP

Federated Kaufmann Fund,

a portfolio of Federated Equity Funds

Federated Kaufmann Fund II,

a portfolio of Federated Insurance Series

Clough Investment Partners I, L.P.

Clough Investment Partners II, L.P.

Clough Offshore Fund, Ltd.

Clough Offshore Fund (QP), Ltd.

ABG-WW Limited

ABG-SCO Limited

J2 PVA Partners LLC

Vickie Capps

Novo A/S

RiverVest Venture Fund II, L.P.

RiverVest Venture Fund II (Ohio), L.P.

Avalon Ventures VIII, L.P.

Avalon Ventures X, L.P.

TPG Biotechnology Partners III, L.P.

Domain Partners VIII, L.P.

DP VIII Associates, L.P.

OrbiMed Private Investments IV, L.P.

Aperture Venture Partners

Osage University Partners I, L.P.

The Weber Trust dated March 9, 2005

Square 1 Bank

Harris Family Trust dated July 27, 2007

Allen F. Ryan

Mark A. Sacaris

M. Charles Liberman

Rick Adam Friedman

WS Investment Company, LLC (2014A)

WS Investment Company, LLC (2013A)

WS Investment Company, LLC (2010A)

WS Investment Company, LLC (2008C)